Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of Federal Trust Corporation (the “Company”) on Form S-8 of our report dated March 15, 2005, appearing in and incorporated by reference in the Annual Report on From 10-KSB of the Company for the year ended December 31, 2004 and of our report dated May 9, 2005, appearing in and in incorporated by reference in the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2005.

/s/ Hacker, Johnson & Smith PA

HACKER, JOHNSON & SMITH PA

Orlando, Florida

July 26, 2005